Exhibit 10.66

AMENDED AND RESTATED

SECURITIES PURCHASE AGREEMENT

This Amended and Restated Securities Purchase Agreement (this “Agreement”) is made and entered into as of November 9, 2020 (the “Effective Date”) by and among Investview, Inc., a Nevada corporation (the “Company”), DBR Capital, LLC, a Pennsylvania limited liability company (the “Purchaser”) and, solely for purposes of Section 3.06 and the other sections expressly referenced therein, Joseph Cammarata (the “Purchasing Assignee”). Certain terms used and not otherwise defined in the text of this Agreement are defined in Section 11 hereof.

RECITALS

WHEREAS, the Company and the Purchaser are parties to that certain Securities Purchase Agreement, dated as of April 27, 2020 (the “Existing Agreement”), providing for the purchase by the Purchaser, and the sale and issuance by the Company, upon the terms and conditions set forth therein, of one or more convertible notes of the Company, convertible into shares of common stock of the Company (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth therein, and pursuant to which the Purchaser has purchased, and the Company has sold and issued, (i) the First Closing Note (as defined in the Existing Agreement) in the amount of $1,300,000 dated April 27, 2020 and (ii) the Second Closing Note (as defined in the Existing Agreement) in the amount of $700,000 dated May 27, 2020 (the First Closing Note and the Second Closing Note are referred to herein as the “Existing Notes”).

WHEREAS, the Company and the Purchaser desire to modify the terms of the Existing Agreement as further set forth herein to provide for the purchase by the Purchaser and the sale and issuance by the Company, upon the terms and conditions set forth herein, of one or more additional convertible notes of the Company, in the form attached hereto as Exhibit A (together with the Amended and Restated Existing Notes (as defined below) and any note(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the “Notes”), convertible into shares of common stock of the Company (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in such Notes, and to provide for the modification of the Existing Notes by entering into those certain amended and restated promissory notes, dated as of the Effective Date (the “Amended and Restated Existing Notes”), which shall be in the form attached hereto as Exhibit A.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

SECTION 2. Sale and Purchase of the Notes.

2.01 First Closing Note. On the First Closing Date, upon the terms and subject to the conditions herein contained, the Company issued and sold to the Purchaser, and the Purchaser purchased from the Company, $1,300,000 aggregate principal amount of Note (the “First Closing Note”).

2.02 Second Closing Note. On the Second Closing Date, upon the terms and subject to the conditions herein contained, the Company issued and sold to the Purchaser, and the Purchaser purchased from the Company, $700,000 aggregate principal amount of Note (the “Second Closing Note”).

2.03 Third Closing Note. On the Third Closing Date, upon the terms and subject to the conditions herein contained, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, $1,300,000 aggregate principal amount of Note (the “Third Closing Note”).

2.04 Fourth Closing Note(s). On the Fourth Closing Date, upon the terms and subject to the conditions herein contained, the Company agrees to issue and sell to the Purchaser (and the Purchasing Assignee, if applicable), and the Purchaser (and the Purchasing Assignee, if applicable) agrees to purchase from the Company, $5,700,000 aggregate principal amount of Note(s) (the “Fourth Closing Note(s)”).

2.05 Fifth Closing Note. On the Fifth Closing Date, upon the terms and subject to the conditions herein contained, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, $2,000,000 aggregate principal amount of Note (the “Fifth Closing Note”).

2.06 On Third Closing Date, Fourth Closing Date and Fifth Closing Date, the Purchaser (and the Purchasing Assignee, if applicable) shall pay the purchase price for the applicable Notes to be issued and sold to it at such closing (the “Purchase Price”) by wire transfer of immediately available funds to the Company, in accordance with the Company’s written wiring instructions, against delivery of the applicable Note in the principal amount equal to the Purchase Price, and the Company delivered or shall deliver, as applicable, such duly executed Note on behalf of the Company, to the Purchaser (and the Purchasing Assignee, if applicable), against delivery of such Purchase Price.

SECTION 3. Closings. Subject to the satisfaction of the closing conditions set forth in Section 7:

3.01 the closing with respect to the transactions contemplated in Section 2.01 hereof (the “First Closing”) occurred upon the satisfaction of the terms of this Agreement on April 27, 2020 (the “First Closing Date”); and

3.02 the closing with respect to the transactions contemplated in Section 2.02 hereof (the “Second Closing”) occurred upon the satisfaction of the terms of this Agreement on May 27, 2020 (the “Second Closing Date”); and

3.03 the closing with respect to the transactions contemplated in Section 2.03 hereof (the closing at which the Third Closing Note is issued, if any, is referred to herein as the “Third Closing”) shall occur on or prior to November 9, 2020 (which, for the avoidance of doubt, such Third Closing is in Purchaser’s sole discretion, and the Company must effect the Third Closing pursuant to the satisfaction of the terms of this Agreement) (the “Third Closing Date”); and

3.04 the closing with respect to the transactions contemplated in Section 2.04 hereof (the closing at which the Fourth Closing Note(s) is/are issued, if any, as applicable, is referred to herein as the “Fourth Closing”) shall occur on or prior to May 31, 2021 (provided that such date may be extended by up to 30 days by the Purchaser in its sole discretion) and shall be held on or before the fifth day following delivery of written notice (the “Fourth Closing Notice”) by the Purchaser to the Company of the Purchaser’s determination to effect the Fourth Closing (which, for the avoidance of doubt, the Fourth Closing is in Purchaser’s sole discretion to effect or not effect, and the Company must effect the Fourth Closing upon the receipt of a Fourth Closing Notice pursuant to the satisfaction of the terms of this Agreement) (the “Fourth Closing Date”), or at such other date as the Company and the Purchaser may agree, remotely via the exchange of documents and signatures, which Fourth Closing Notice shall set forth the Fourth Closing Date; and

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3.05 the closing with respect to the transactions contemplated in Section 2.05 hereof (the closing at which the Fifth Closing Note is issued, if any, is referred to herein as the “Fifth Closing”) shall occur on or prior to August 31, 2021 (provided that such date may be extended by up to 30 days by the Purchaser in its sole discretion) and shall be held on or before the fifth day following delivery of written notice (the “Fifth Closing Notice”) by the Purchaser to the Company of the Purchaser’s determination to effect the Fifth Closing (which, for the avoidance of doubt, the Fifth Closing is in Purchaser’s sole discretion to effect or not effect, and the Company must effect the Fifth Closing upon the receipt of a Fifth Closing Notice pursuant to the satisfaction of the terms of this Agreement) (the “Fifth Closing Date” and, together with the First Closing Date, the Second Closing Date, the Third Closing Date and the Fourth Closing Date, the “Closing Dates” and each a “Closing Date”), or at such other date as the Company and the Purchaser may agree, remotely via the exchange of documents and signatures, which Fifth Closing Notice shall set forth the Fifth Closing Date.

3.06 With respect to the Fourth Closing, the Purchaser may, in Purchaser’s sole discretion, assign (its “Assignment Right”) its right and obligation to purchase up to $2,000,000 of the Fourth Closing Note(s) under Section 2.04 and Section 3.04 to the Purchasing Assignee. If the Purchaser desires to exercise its Assignment Right, it shall send a notice to the Purchasing Assignee at the same time at which it sends the Fourth Closing Notice, which shall include all of the information set forth in the Fourth Closing Notice, as well as the principal amount of the Fourth Closing Note(s) that the Purchasing Assignee shall purchase in the Fourth Closing. The Purchasing Assignee hereby agrees that, if the Assignment Right is exercised, the Purchasing Assignee shall be bound by and subject to the terms of Section 2.04, Section 2.06, Section 3.04 (but, for the avoidance of doubt, the determination to effect the Fourth Closing shall be at the sole discretion of the Purchaser and not the Purchasing Assignee) and Section 7, and the Purchasing Assignee hereby represents and warrants to the Company that the statements contained in Section 4 are true and correct as of the Fourth Closing Date as if the Purchasing Assignee were the Purchaser for all purposes thereunder.

SECTION 4. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company that the statements contained in this Section 4 were, are or will be, as applicable, true and correct as of each Closing Date:

4.01 Investment Purpose. The Purchaser is purchasing the Notes, the shares of Common Stock issuable upon conversion of or otherwise pursuant to the Notes (such shares of Common Stock being collectively referred to herein as the “Conversion Shares” and, collectively with the Notes and the Conversion Shares, the “Securities”) for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act.

4.02 Accredited Investor Status. The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

4.03 Reliance on Exemptions. The Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

4.04 Information. The Company has not disclosed to the Purchaser any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Purchaser.

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4.05 Registration. The Purchaser understands that the Notes and, until such time as the Conversion Shares have been registered under the 1933 Act or may be sold pursuant to an applicable exemption from registration, the Conversion Shares, may bear a restrictive legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) THE ISSUER OF SUCH SECURITIES RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY ACCEPTABLE TO THE ISSUER’S TRANSFER AGENT, THAT SUCH SECURITIES MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.”

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to an exemption from registration without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act, which opinion shall be accepted by the Company so that the sale or transfer is effected. In the event that the Company does not accept the opinion of counsel provided by the Purchaser with respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144, at the Deadline (as defined in the Notes), it will be considered an Event of Default pursuant to Section 3.1(b) of the Notes.

4.06 Authorization; Enforcement. This Agreement has been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Purchaser, and this Agreement constitutes a valid and binding agreement of the Purchaser enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

SECTION 5. Representations and Warranties by the Company. The Company represents and warrants to the Purchaser (and, if Purchaser exercises its Assignment Right, to Purchasing Assignee) that the statements contained in this Section 5 were, are and will be, as applicable, true and correct as of each Closing Date (or, as to the Purchasing Assignee, as of the Fourth Closing Date):

5.01 SEC Reports. The Company has timely filed all of the reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC pursuant to the reporting requirements of the 1934 Act (the “SEC Reports”). The SEC Reports, at the time they were filed with the SEC, (i) complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and (ii) did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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5.02 Independent Accountants. The accountants who certified the audited consolidated financial statements of the Company included in the SEC Reports are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, and the Public Company Accounting Oversight Board.

5.03 Financial Statements; Non-GAAP Financial Measures.

(a) The consolidated financial statements included or incorporated by reference in the SEC Reports, together with the related notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except in the case of unaudited, interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes.

(b) Except as specifically set forth in the financial statements included in the SEC Reports for the fiscal year ending March 31, 2020 (the “2020 Financial Statements”), the Company has no liability or obligation, absolute or contingent, including without limitation any Indebtedness, except (i) obligations and liabilities incurred after the date of such financial statements in the ordinary course of business that are not material, individually or in the aggregate, and (ii) obligations under contracts made in the ordinary course of business that would not be required to be reflected in financial statements prepared in accordance with general accepted accounting principles.

5.04 No Material Adverse Change in Business. Except as otherwise expressly stated in the 2020 Financial Statements, since March 31, 2020, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business and except as contemplated in this Agreement, which are material with respect to the Company and its subsidiaries considered as one enterprise, and there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

5.05 Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada and has corporate power and authority to own, lease and operate its properties and to conduct its business as disclosed in the SEC Reports and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

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5.06 Good Standing of Subsidiaries. Each “significant subsidiary” of the Company, as such term is defined in Rule 1-02 of Regulation S-X (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly incorporated or organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the SEC Reports and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

5.07 Capitalization; Issuance of Shares.

(a) The Company has an authorized capitalization as set forth in the SEC Reports. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company which have not been waived. The Conversion Shares are duly authorized and reserved for issuance and, upon conversion of each Note in accordance with its respective terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof.

(b) There are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of (i) termination of employment or consulting services (whether actual or constructive); (ii) any merger, consolidated sale of stock or assets, change in control or any other transaction(s) by the Company; (iii) the transactions contemplated hereby; or (iv) the occurrence of any other event or combination of events.

5.08 Validity. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. Upon the execution and delivery thereof in accordance herewith, each Note will have been duly authorized, executed and delivered by the Company and will constitute a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

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5.09 Authorization; Enforcement. (A) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Notes and to consummate the transactions contemplated hereby and thereby, and to issue the Notes and Conversion Shares, in accordance with the terms hereof and thereof, and (B) the execution and delivery of this Agreement and the Notes by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Notes and the issuance and reservation for issuance of the Conversion Shares issuable upon conversion or exercise thereof) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required, this Agreement has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind the Company accordingly.

5.10 Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, bylaws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in liability to the Company in excess of $50,000, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in liability to the Company in excess of $50,000. The execution, delivery and performance of this Agreement and the Notes and the consummation of the transactions contemplated herein and therein (including the issuance and sale of the Securities and the Conversion Shares) and compliance by the Company with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments, or require notice to or consent of any party to any agreement or commitment to which the Company is a party that has not been obtained, nor will such action result in any violation of (i) the provisions of the articles of incorporation, bylaws or similar organizational document of the Company or any of its subsidiaries or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

5.11 Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

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5.12 Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would reasonably be expected to result in a liability in excess of $50,000, or which would reasonably be expected to adversely affect the consummation of the transactions contemplated in this Agreement or the Notes or the performance by the Company of its obligations hereunder and thereunder. The foregoing includes, without limitation, actions pending or, to the Company’s knowledge, threatened involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or, to its knowledge, subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

5.13 Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, and no notice under, or consent pursuant to, any Agreements and Instruments, is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance, or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required in connection with the formation of NewCo.

5.14 Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by Company, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. No Governmental License has expired, terminated or been suspended and no Governmental License will expire, terminate or be suspended within 90 days. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

5.15 Title to Property. The Company and its subsidiaries do not own any real property. The Company and its subsidiaries have title to all tangible personal property owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such restrictions and encumbrances as do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

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5.16 Intellectual Property. The Company and its subsidiaries own or possess the right to use all patents, patent applications, inventions, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information or procedures), trademarks, service marks, trade names, domain names, copyrights, and other intellectual property, and registrations and applications for registration of any of the foregoing (collectively, “Intellectual Property”) necessary to conduct their business as presently conducted and currently contemplated to be conducted in the future and, to the knowledge of the Company, neither the Company nor any of its subsidiaries, whether through their respective products and services or the conduct of their respective businesses, has infringed, misappropriated, conflicted with or otherwise violated, or is currently infringing, misappropriating, conflicting with or otherwise violating, and none of the Company or its subsidiaries have received any heretofore unresolved communication or notice of infringement of, misappropriation of, conflict with or violation of, any Intellectual Property of any other person or entity. Neither the Company nor any of its subsidiaries has received any communication or notice (in each case that has not been resolved) alleging that by conducting their business as described in the SEC Reports or as otherwise currently conducted, such parties would infringe, misappropriate, conflict with, or violate, any of the Intellectual Property of any other person or entity. The Company knows of no infringement, misappropriation or violation by others of Intellectual Property owned by or licensed to the Company or its subsidiaries which would reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries have taken all reasonable steps necessary to secure their interests in such Intellectual Property from their employees and contractors and to protect the confidentiality of all of their confidential information and trade secrets. None of the Intellectual Property employed by the Company or its subsidiaries has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries or, to the knowledge of the Company, any of their respective officers, directors or employees. All Intellectual Property owned or exclusively licensed by the Company or its subsidiaries is free and clear of all liens, encumbrances, defects or other restrictions (other than non-exclusive licenses granted in the ordinary course of business). The Company and its subsidiaries are not subject to any judgment, order, writ, injunction or decree of any court or any Governmental Entity, nor has the Company or any of its subsidiaries entered into or become a party to any agreement made in settlement of any pending or threatened litigation, which materially restricts or impairs their use of any Intellectual Property or which would reasonably be expected to result in a Material Adverse Effect.

5.17 Company IT Systems. The Company and its subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company and its subsidiaries (the “Company IT Systems”). The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted. The Company and its subsidiaries have implemented commercially reasonable backup, security and disaster recovery technology consistent in all material respects with applicable regulatory standards and customary industry practices.

5.18 Cybersecurity. (A) There has been no security breach or other compromise of or relating to the Company IT Systems; (B) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any such security breach or other compromise of the Company IT Systems; (C) the Company and its subsidiaries have implemented policies and procedures with respect to the Company IT Systems that are reasonably consistent with industry standards and practices, or as required by applicable regulatory standards; and (D) the Company and its subsidiaries are presently in material compliance with all applicable laws or statutes, judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority and contractual obligations relating to the privacy and security of the Company IT Systems and to the protection of the Company IT Systems from unauthorized use, access, misappropriation or modification.

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5.19 Environmental Laws. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required for their operations under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

5.20 Accounting Controls and Disclosure Controls. Except as set forth in the Company’s SEC Reports, the Company and its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

5.21 Compliance with the Sarbanes-Oxley Act. The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof that are in effect and with which the Company is required to comply.

5.22 Payment of Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. No assessment in connection with United States federal tax returns has been made against the Company. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them or have timely requested extensions thereof pursuant to applicable foreign state, local or other law and have paid all taxes due pursuant to such returns or all taxes due and payable pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company or its subsidiaries.

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The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined have been determined in accordance with GAAP and are reasonably expected by the Company to be adequate to meet any assessments or reassessments for additional income tax for any years not finally determined.

5.23 ERISA. (i) At no time in the past six years has the Company or any ERISA Affiliate maintained, sponsored, participated in, contributed to or had any liability or obligation in respect of any Employee Benefit Plan subject to Title IV of ERISA or Section 412 of the Code, any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Company or any ERISA Affiliate has incurred or could incur material liability under Section 4063 or 4064 of ERISA, (ii) no “welfare benefit plan” as defined in Section 3(1) of ERISA provides or promises, or at any time provided or promised, retiree health, or other post-termination benefits except to the extent such benefit is fully insured or as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law and (iii) each Employee Benefit Plan is and has been operated in compliance with its terms and all applicable laws, including but not limited to ERISA and the Code. Each Employee Benefit Plan intended to be qualified under Code Section 401(a) has a favorable determination or opinion letter from the Internal Revenue Service (the “IRS”) upon which it can rely, and any such determination or opinion letter remains in effect and has not been revoked and no event has occurred and no facts or circumstances exist that could reasonably be expected to result in the loss of qualification or tax exemption of any such Employee Benefit Plan. With respect to each Foreign Benefit Plan, such Foreign Benefit Plan (1) if intended to qualify for special tax treatment, meets, in all material respects, the requirements for such treatment, and (2) if required to be funded, is funded to the extent required by applicable law. The Company does not have any obligations under any collective bargaining agreement with any union. As used in this Section 5.23, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, all equity and equity-based, severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (x) any current or former employee, director, independent contractor or other service provider of the Company or its subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of the Subsidiaries or (y) the Company or any of the Subsidiaries has had or has any present or future direct or contingent obligation or liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of the company’s controlled group as determined pursuant to Code Section 414(b), (c), (m) or (o), with respect to any Person, each business or entity under “common control” with such Person within the meaning of Section 4001(a)(14) of ERISA; and “Foreign Benefit Plan” means any Employee Benefit Plan established, maintained or contributed to outside of the United States of America and which is not subject to United States law.

5.24 Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with what the Company reasonably believes to be financially sound and reputable insurers, in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and assets, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that is comparable to its existing cost.

5.25 Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

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5.26 No Unlawful Payments. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or other person acting on behalf of the Company or any of its subsidiaries has taken any action, directly or indirectly, that would result in a violation of any applicable anti-corruption laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in violation of any applicable anti-corruption laws, and the Company and its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

5.27 Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

5.28 No Conflicts with Sanctions Laws. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or other person acting on behalf of the Company or any of its subsidiaries is a Person currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not knowingly directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or the business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in violation by any Person of Sanctions.

5.29 Private Placement. Neither the Company nor its subsidiaries, nor any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration under the 1933 Act of the Securities being sold pursuant to this Agreement. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4 hereof, the issuance of the Securities, including the issuance of the Conversion Shares, is exempt from registration under the 1933 Act.

5.30 Transactions with Affiliates. Neither the Company nor any of its subsidiaries is a party to any agreement, written or oral, to sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its employees, officers, directors, former employees, officers or directors, or Affiliates, except in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties and which has been disclosed in writing to the Purchaser. Neither the Company nor any of its subsidiaries has liability or obligation, absolute or contingent, including without limitation any Indebtedness, to any of its employees, officers, directors, former employees, officers or directors, or Affiliates, except (i) current employee compensation payable in the ordinary course for amounts which have not accrued more than 30 days or as disclosed in writing to the Purchaser.

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5.31 Registration Rights; Voting Agreements. Except as required pursuant to Section 8 of this Agreement and except as shall be entered into with Purchaser in connection herewith, (a) the Company is presently not under any obligation, and has not granted any rights, to register under the 1933 Act any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued that have not expired or been satisfied, (b) no shareholder of the Company has entered into any agreements to which the Company is a party with respect to the voting of shares of capital stock of the Company and (c) the Company is not subject to or a party to any agreement providing any holder of securities of the Company or its subsidiaries with preemptive rights, approval rights or similar arrangements, other than as provided in the articles of incorporation of the Company as currently in effect.

SECTION 6. Covenants.

6.01 Reasonable Best Efforts. Each party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 7 of this Agreement.

6.02 Use of Proceeds. The Company used the proceeds from the sale of (i) the First Closing Note to either (A) make a $1,300,000 contribution to SafeTek solely for the prompt purchase by SafeTek of Bitmain Equipment or (B) repay $1,300,000 aggregate principal indebtedness of the Company advanced by Joseph Cammarata on or about April 23, 2020 and used by the Company to acquire Bitmain Equipment and (ii) the Second Closing Note to repay $700,000 aggregate principal amount of outstanding indebtedness of the Company. The Company shall use the proceeds from the sale of (i) the Third Closing Note to make a $1,300,000 contribution to SafeTek solely for the prompt purchase by SafeTek of highly qualified computing chip processor equipment for Blockchain cryptocurrency mining, (ii) the Fourth Closing Note(s) to be used solely for the purposes of the Company’s Crypto-Currency Mining and Blockchain Technology business operations and proposals, as reviewed and approved by the Company’s Board of Directors, and (iii) the Fifth Closing Note to be used by the Company to satisfy the Company’s obligation under that certain Subscription Agreement to be entered into by and between the Company and LevelX Holdings Group, LLC.

6.03 Disclosure of Transactions and Other Material Information. Within the applicable period of time required by the 1934 Act, the Company shall file a Current Report on Form 8-K describing the terms and conditions of the transactions contemplated by this Agreement in the form required by the 1934 Act. The Company shall provide the Purchaser with a reasonable opportunity to review and provide comments on the draft of such 8-K filing. The Company shall be permitted to issue press releases or other public statement with respect to the transactions contemplated hereby, provided that the Company shall not publicly disclose the name of the Purchaser or an Affiliate of the Purchaser except as otherwise provided in this Section 6.03. Notwithstanding the foregoing, and unless required by the rules and regulations of the SEC or otherwise agreed to in writing by the Company and the Purchaser, the Company shall not publicly disclose the name of the Purchaser or an Affiliate of the Purchaser, or include the name of the Purchaser or an Affiliate of the Purchaser in any press release or filing with the SEC or any regulatory agency or the Principal Trading Market, without the prior written consent of such Purchaser.

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6.04 Expenses. Each of the Company and the Purchaser is liable for, and will pay, its own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees and expenses, except that (i) to assist Company, the Purchaser has agreed to advance funds on behalf of Company for the Company’s reasonable legal fees and other direct expenses incurred in connection with preparation, execution and delivery of the Transaction Documents and (ii) the Company shall reimburse the Purchaser, upon Purchaser’s demand, an amount up to $40,000.00 for reasonable legal fees and other direct expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement.

6.05 Reservation of Common Stock. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, the Conversion Shares.

6.06 Investor Rights Agreement; Voting Agreement; Security Agreement; Lock-Up Agreements; Series B Consent; Opinion of Counsel.

(a) Concurrently with the execution of the Existing Agreement, (i) the Company and the Purchaser entered into an investor rights agreement, in the form attached hereto as Exhibit B (the “Investor Rights Agreement”), (ii) the Company, certain key stockholders of the Company and the Purchaser entered into a voting agreement, in the form attached hereto as Exhibit C (the “Voting Agreement”) and (iii) certain officers and stockholders of the Company entered into lock-up agreements, in the form attached hereto as Exhibit D (the “Lock-Up Agreements”).

(b) Promptly after the execution of the Existing Agreement and in any event not later than May 15, 2020, (a) the Company, SafeTek and the Purchaser entered into a guaranty and collateral agreement, in the form attached hereto as Exhibit E (the “Security Agreement”), (b) the Company obtained from all of the holders of the Company’s 13% Series B Cumulative Redeemable Perpetual Preferred Stock written evidence of consent to the issuance of the Notes and the transactions contemplated by this Agreement and waiver of any preemptive or other rights to receive Notes or similar instruments in connection with this Agreement and the transactions contemplated hereunder, in form and substance satisfactory to the Purchaser (the “Series B Consent”) and (c) the Company delivered to the Purchaser the opinion of Michael Best & Friedrich LLP, counsel for the Company, or such other counsel for the Company acceptable to the Purchaser in its sole and absolute discretion, dated as of the First Closing Date addressing corporate authority, due execution and delivery, enforceability, the creation and perfection security interests, the absence of conflicts and such other matters as the Purchaser shall reasonably request, which opinion shall be in form and substance satisfactory to the Purchaser.

(c) On the Effective Date, (i) the Company and the Purchaser shall enter into the Amended and Restated Existing Notes, (ii) the Company and the Purchaser shall enter into an amendment to the Investor Rights Agreement, in the form attached hereto as Exhibit F (the “Investor Rights Agreement Amendment”), (iii) the Company, certain key stockholder of the Company and the Purchaser shall enter into an amendment to the Voting Agreement, in the form attached hereto as Exhibit G (the “Voting Agreement Amendment”) and (iv) the Company, certain employees of the Company and the Purchaser shall enter into a pledge agreement, in the form attached hereto as Exhibit I (the “Pledge Agreement”).

6.07 Broker-Dealer Subsidiary. Not later than 30 days following the Third Closing Date, the Company, Purchaser and SSA Technologies LLC shall finalize and execute all required documentation to establish LevelX Holdings Group, LLC and to cause such entity to form or obtain a subsidiary (“NewCo”) to act as a broker-dealer, and shall promptly take all actions necessary to register such entity with the SEC as a broker-dealer under the 1934 Act. The proceeds allocated by Section 6.02(iii) for the satisfaction of the Company’s obligations under the Subscription Agreement noted in such Section shall be used for development and operation of a U.S. and non-U.S. brokerage and financial services firm intended to deliver professional trading services catering primarily to a diverse base of self-directed (DIY) and active online brokerage investors, professional fund managers, buy-side professionals, and registered investment advisors (the “Broker-Dealer Business”). The structure and organizational documents of LevelX Holdings Group, LLC , including all terms and conditions of the equity structure thereof, shall be acceptable in form and substance to the Purchaser, and shall provide that the majority of the board of directors or similar management body shall be appointed by the Purchaser, notwithstanding any dilution of the Purchaser’s interests, and shall closely be in accordance with the Proposed Merger Summary of Principal Terms executed by Company, Purchaser and LevelX Capital LLC on or about August 13, 2020.

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6.08 Joinder to Guaranty and Collateral Agreement. Not later than 30 days following the Third Closing Date, the Company will cause each of its subsidiaries not currently a party thereto to execute a joinder (the “Security Agreement Joinder”) to join as a “guarantor” and “grantor” that certain Guaranty and Collateral Agreement, dated as of May 15, 2020, among the Company, Safetek, LLC and the Purchaser.

SECTION 7. Conditions of Purchaser’s Obligations.

7.01 Conditions of the Purchaser’s Obligations at each Closing. The obligations of the Purchaser (and the Purchasing Assignee, if applicable) under Section 2 hereof are subject to the fulfillment, at or prior to the applicable Closing, of all of the following conditions, any of which may be waived in whole or in part by the Purchaser (on behalf of itself and the Purchasing Assignee, if applicable) in Purchaser’s sole and absolute discretion.

(a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent expressly made as of an earlier date in which case as of such earlier date).

(b) Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing Date.

(c) Compliance Certificate. The Chief Executive Officer of the Company shall have delivered to the Purchaser (and the Purchasing Assignee, if applicable) at the Closing Date a certificate certifying that the conditions specified in Sections 7.01(a) and 7.01(b) of this Agreement have been fulfilled.

(d) Qualification under State Securities Laws. All registrations, qualifications, permits and approvals, if any, required under applicable state securities laws shall have been obtained by Company for the lawful execution, delivery and performance of this Agreement.

(e) Adverse Changes. The Purchaser shall have determined, in its sole discretion, that there have not been any events, conditions or changes, material, adverse or otherwise, that are reasonably likely to result in changes to the condition, financial or otherwise, earnings, business affairs or prospects of the Company or any of its subsidiaries.

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7.02 Conditions of the Purchaser’s Obligations at Third Closing. In addition to the conditions set forth in Section 7.01 above, the obligations of the Purchaser under Section 2 hereof are subject to the fulfillment, at or prior to the Third Closing, of all of the following conditions, any of which may be waived in whole or in part by the Purchaser in its sole and absolute discretion.

(a) Secretary’s Certificate. The Secretary of the Company shall have delivered to the Purchaser at the Third Closing Date a certificate certifying (i) the Articles of Incorporation, as amended, of the Company; (ii) the Bylaws of the Company; and (iii) resolutions of the Board of Directors approving this Agreement and the transactions contemplated by this Agreement.

(b) Modification of 2020 Incentive Plan and Grant of Awards. The Company shall have modified the InvestView, Inc. 2020 Incentive Plan to increase the number of shares subject thereto sufficient to allow additional Restricted Share Awards (as defined therein) in the aggregate amount of 175,000,000 and to allow a vesting period of one, two and three years, and the Board of Directors shall have granted Restricted Share Awards to the current members of the Board of Directors in an aggregate amount of 175,000,000, with a vesting period and allocated among the directors in a manner satisfactory to the Purchaser.

7.03 Conditions of the Purchaser’s Obligations at the Fifth Closing. In addition to the conditions set forth in Section 7.01 above, the obligations of the Purchaser under Section 2.05 hereof are subject to the fulfillment, at or prior to the Fifth Closing, of all of the following conditions, any of which may be waived in whole or in part by the Purchaser in its absolute discretion.

(a) Company Contribution. The Company shall contribute $2,000,000 to LevelX Holdings Group, LLC promptly after the Fifth Closing, and such funds shall be used as provided in Section 6.02(c)(iii) above.

(b) SSA Technologies LLC Contribution. Within thirty (30) days of the Third Closing, SSA Technologies LLC shall contribute to LevelX Holdings Group, LLC its broker-dealer subsidiary and associated licenses with an aggregate value of approximately $1,000,000 to NewCo.

SECTION 8. Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of the Purchaser or its nominee (and the Purchasing Assignee or his nominee, if applicable), for the Conversion Shares in such amounts as specified from time to time by the Purchaser (or the Purchasing Assignee, if applicable) to the Company upon conversion of the Notes in accordance with the terms thereof (the “Irrevocable Transfer Agent Instructions”). In the event that the Company proposes to replace its transfer agent, the Company shall provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to this Agreement (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount as such term is defined in the Notes) signed by the successor transfer agent to Company and the Company. Prior to registration of the Conversion Shares under the 1933 Act or the date on which the Conversion Shares may be sold pursuant to an exemption from registration, all such certificates shall bear the restrictive legend specified in Section 4.05 of this Agreement. The Company warrants that: (i) no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 8, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Notes; (ii) it will not direct its transfer agent not to transfer or delay, impair, and/or hinder its transfer agent in transferring (or issuing)(electronically or in certificated form) any certificate for Conversion Shares to be issued to the Purchaser (or the Purchasing Assignee, if applicable) upon conversion of or otherwise pursuant to the Notes as and when required by the Notes and this Agreement; and (iii) it will not fail to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any Conversion Shares issued to the Purchaser (or the Purchasing Assignee, if applicable) upon conversion of or otherwise pursuant to the Notes as and when required by the Notes and/or this Agreement. If the Purchaser (or the Purchasing Assignee, if applicable) provides the Company and the Company’s transfer agent, at the cost of the Purchaser (or the Purchasing Assignee, if applicable), with an opinion of counsel in form, substance and scope customary for opinions in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the 1933 Act, the Company shall permit the transfer, and, in the case of the Conversion Shares, promptly instruct its transfer agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by the Purchaser (or the Purchasing Assignee, if applicable). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchaser (or the Purchasing Assignee, if applicable), by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 8 may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Purchaser (or the Purchasing Assignee, if applicable) shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

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SECTION 9. Issuance of Shares. In addition to any and all other rights and remedies provided under this Agreement, the Notes and each of the other Transaction Documents, the Company hereby absolutely, irrevocably and unconditionally agrees and covenants that, upon the occurrence of an Event of Default (as defined in the Notes) under any Note and upon demand by the Purchaser, the Company shall issue to the Purchaser up to Seven Hundred and Twenty Million (720,000,000) shares of non-registered common stock of the Company (the “Shares”), in accordance with the terms of this Section 9.

9.01 Number of Shares. The aggregate number of Shares to be issued to the Purchaser pursuant to this Section 9 as of the date hereof shall be 104,000,000, which number shall increase to a total of 560,000,000 if and when the Fourth Closing occurs and a total of 720,000,000 if and when the Fifth Closing occurs.

9.02 Registration Rights. Upon the issuance of the Shares to the Purchaser, the Shares shall be deemed “Registrable Securities” under the Investor Rights Agreement.

9.03 Authorized Shares. The Company covenants that from the Effective Date through the date that the Notes are repaid in full, the Conversion (as defined in the Notes) under each Note is complete or the issuance of the Shares pursuant to this Section 9 is complete, as applicable, the Company will reserve from its authorized and unissued common stock that number of Shares subject to issuance pursuant to Section 9.01 (the “Reserved Amount”). The Company represents that upon issuance, the Shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Company shall issue any securities or make any change to its capital structure, including any stock split, reverse stock split or similar event, the Company shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of common stock authorized and reserved, free from preemptive rights, issuance under this Section 9. The Company (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the common stock issuable pursuant to this Section 9, and (ii) agrees that the execution of this Agreement shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for issuance of the Shares. If at any time the Company fails to maintain the Reserved Amount it will be considered an Event of Default under Section 3.1(a) of each of the Notes then issued and outstanding.

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9.04 Further Assurances. The Company hereby agrees to do such further acts and things and to promptly execute and deliver to the Purchaser such additional agreements and instruments as the Purchaser may reasonably require or deem reasonably advisable to carry into effect the purpose of this Section 9.04 or to further assure and confirm unto the Purchaser its rights, powers and remedies hereunder.

SECTION 10. Events of Default and Remedies. The occurrence of an Event of Default (as defined in the Notes) under any Note shall constitute an event of default hereunder and, in addition to all rights and remedies provided in each of the Transaction Documents, the Purchaser shall have the right to terminate all commitments of the Purchaser hereunder.

SECTION 11. Definitions. Unless the context otherwise requires, the terms defined in this Section 11 shall have the meanings specified for all purposes of this Agreement. All accounting terms used in this Agreement, whether or not defined in this Section 11, shall be construed in accordance with GAAP and such accounting terms shall be determined on a consolidated basis for the Company and each of its subsidiaries, and the financial statements and other financial information to be furnished by the Company pursuant to this Agreement shall be consolidated and presented with consolidating financial statements of the Company and each of its subsidiaries.

“1933 Act Regulations” means the rules and regulations promulgated under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations promulgated under the 1934 Act.

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the 1934 Act.

“Bitmain Equipment” means the purchase and operation of highly qualified computing chip processor equipment for Blockchain cryptocurrency mining.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

“Change of Control” means:

(1) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Permitted Holder, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company; or

(2) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company or the merger of any Person with or into a Subsidiary of the Company, unless the holders of a majority of the aggregate voting power of the voting stock of the Company, immediately prior to such transaction, hold securities of the surviving or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the voting stock of the surviving or transferee Person;

(3) the adoption by the shareholders of the Company of a plan or proposal for the liquidation or dissolution of the Company; or

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(4) Joseph Cammarata ceases to be chief executive officer of the Company or ceases to fulfill the duties of such role and a successor chief executive officer acceptable to the Purchaser shall not have been appointed within 90 days.

“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables or other accounts payable incurred in the ordinary course of such Person’s business); (c) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (d) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (e) all capitalized lease obligations of such Person; (f) all unpaid reimbursement obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (g) all obligations and liabilities, calculated on a basis reasonably satisfactory to the Purchaser and in accordance with accepted practice, of such Person under hedging agreements; (h) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership lease, off-balance sheet financing or similar financing; and (i) all obligations referred to in clauses (a) through (h) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a lien, charge or encumbrance upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

“Permitted Holder” means any of Joseph Cammarata, the Purchaser, David B. Rothrock, or any of Purchaser’s subsidiaries or affiliates.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust (including any beneficiary thereof), a joint venture, an unincorporated organization, and a governmental entity or any department, agency, or political subdivision thereof.

“Principal Trading Market” means the OTCQB or such other Trading Market on which the Common Stock is primarily listed for trading.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SafeTek” means SafeTek, LLC, a Utah limited liability company and wholly-owned subsidiary of Company.

“Trading Market” means whichever of the OTCQB, OTCQX, Pink Sheets electronic quotation system or other trading market on which the Common Stock is listed for trading on the date in question.

“Transaction Documents” means this Agreement, the Notes, the Investor Rights Agreement, the Voting Agreement, the Lock-Up Agreements, the Security Agreement, the Series B Consent, the Investor Rights Agreement Amendment, the Voting Agreement Amendment, the Security Agreement Joinder, the Pledge Agreement, and any and all related agreements, instruments, certificates and other documents.

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SECTION 12. Miscellaneous.

12.01 Waivers and Amendments. Upon the approval of the Company and the written consent of the Purchaser, the obligations of the Company and the rights of the Purchaser under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely). Neither this Agreement, nor any provision hereof, may be changed, waived, discharged or terminated orally or by course of dealing, but only by an instrument in writing executed by both the Company and the Purchaser.

12.02 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted to be given pursuant to this Note shall be in writing and shall be delivered (a) in hand by person with written receipt of the person to whom such notice is intended; (b) by registered or certified mail, postage prepaid, return receipt requested; or (c) by a generally recognized commercial courier service or overnight delivery service, (Federal Express or UPS), for next Business Day delivery, postage prepaid, with delivery receipt requested. All notices sent in accordance with this Section 12.02 shall be deemed “Delivered” unless otherwise specified herein, the same day if delivered by hand in person with receipt and signature of the intended recipient or by an authorized officer of the intended recipient; if by registered or certified mail, three (3) Business Days after the same is deposited in the U.S. Mail; or if sent by a commercial courier service or overnight delivery service for next Business Day delivery, one (1) Business Day after payment and receipt of mailing. The addresses for such communications shall be:

If to the Company:

Investview, Inc.

234 Industrial Way West

Building A, Suite 202

Eatontown, NJ 07724

Attn: Joseph Cammarata

Mario Romano

With a copy to:

Michael Best & Friedrich LLP

170 South Main Street, Suite 1000

Salt Lake City, UT 84101

Attention: Kevin C. Timken

If to the Purchaser:

DBR Capital, LLC

1645 Kecks Road

Breinigsville, PA 18031

Attn: David B. Rothrock

with copies to:

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, Pennsylvania 19103-2921

Attn: Michael J. Pedrick, Esq.

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If to the Purchasing Assignee:

Joseph Cammarata

c/o Investview, Inc.

234 Industrial Way West

Building A, Suite 202

Eatontown, NJ 07724

The addresses of the parties set forth above may be changed from time to time by a party by notice to the other in accordance with the notice provisions as set forth herein this Section 12.02.

12.03 Cumulative Remedies. None of the rights, powers or remedies conferred upon the Purchaser on the one hand or the Company on the other hand shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

12.04 Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto, the successors and permitted assigns of the Purchaser and the successors of the Company, whether so expressed or not. None of the parties hereto may assign its rights or obligations hereof without the prior written consent of the Company, except that the Purchaser may, without the prior consent of the Company, (i) assign its rights to purchase the Securities hereunder to any of its Affiliates (provided each such Affiliate agrees to be bound by the terms of this Agreement and makes the same representations and warranties set forth in Section 4 hereof) and (ii) effect its Assignment Right pursuant to the terms of Section 3.06). This Agreement shall not inure to the benefit of or be enforceable by any other third party Person.

12.05 Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

12.06 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of law principles. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the Borough of Manhattan, the City of New York and State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

12.07 Usury Laws. It is the intention of the Company and the Purchaser to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Agreement shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If the maturity of the Notes is accelerated by reason of an election by the Purchaser resulting from an Event of Default (as defined in the Notes) or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of the Purchaser either be rebated to the Company or credited on the principal amount under this Agreement, or if this Agreement has been paid, then the excess shall be rebated to the Company. The aggregate of all interest (whether designated as interest, service charges, points, or otherwise) contracted for, chargeable, or receivable under this Agreement shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Agreement remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the Company or credited on the principal amount of this Agreement, or if this Agreement has been repaid, then such excess shall be rebated to the Company.

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12.08 Further Assurances. The Company shall, and shall cause its Affiliates to, from time to time at the request of the Purchaser, without any additional consideration, furnish the Purchaser such further information or assurances; execute and deliver such additional agreements, documents and instruments; and take such other actions and do such other things, as may be necessary or appropriate to carry out the terms and provisions of this Agreement and give effect to the transactions contemplated hereby.

12.09 Survival. The representations and warranties of the Company and the Purchaser contained in Sections 4 and 5, and the agreements and covenants set forth in Sections 6, 8 and 12 shall survive the Closing in accordance with their respective terms.

12.10 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts (including counterparts delivered by facsimile or other electronic format) shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

12.11 Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and, except as set forth below, this agreement supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof, including, for the avoidance of doubt, the Existing Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, this Agreement shall not supersede any confidentiality or other non-disclosure agreements that may be in place between the Company and the Purchaser.

12.12 Severability. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Securities Purchase Agreement to be duly executed as of the Effective Date.

INVESTVIEW, INC.

By:	/s/ Joseph Cammarata
Name:	Joseph Cammarata
Title:	Chief Executive Officer

[Signature page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Securities Purchase Agreement to be duly executed as of the Effective Date.

DBR CAPITAL, LLC

By:	/s/ David B. Rothrock
Name:	David B. Rothrock
Title:	Managing Member Executive

[Signature page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Securities Purchase Agreement to be duly executed as of the Effective Date.

Solely for purposes of Section 3.06 and the other sections expressly referenced therein:

/s/ Joseph Cammarata
Joseph Cammarata

[Signature page to Securities Purchase Agreement]

EXHIBIT A

Form of Note

[to be provided upon request]

EXHIBIT B

Investor Rights Agreement

[to be provided upon request]

EXHIBIT C

Voting Agreement

[to be provided upon request]

EXHIBIT D

Lock-Up Agreement

[to be provided upon request]

EXHIBIT E

Security Agreement

[to be provided upon request]

EXHIBIT F

Investor Rights Agreement Amendment

[to be provided upon request]

EXHIBIT G

Voting Agreement Amendment

[to be provided upon request]

EXHIBIT H

Security Agreement Joinder

[to be provided upon request]

EXHIBIT I

Pledge Agreement

[to be provided upon request]